Exhibit 10(h)7

ALLETE 2008 Form 10-K

ALLETE Executive Annual Incentive Plan
Form of Award
Effective 2009
[Eligible Executive Employees]
Target Award Opportunity

Base Salary	$

Times

Award Opportunity (percent of base salary)%

Equals

Target Award	$

Performance Levels and Award Amounts

	If Threshold Net Income Achieved				If Threshold Net Income Not Achieved
	Below Threshold	Threshold	Target	Superior	Below Threshold	Threshold	Target	Superior

Net Income	0%	25%	50%	100%	0%	0%	0%	0%
Cash Flow	0%	12.5%	25%	50%	0%	12.5%	25%	50%
Strategic Goals	0%	0%	25%	50%	0%	0%	0%	0%
Payout as Percent of Target Award Opportunity	0%	37.5%	100%	200%	0%	12.5%	25%	50%

Goals

Goal
Weighting
Financial Goals
Net Income	50%
Cash from Operating Activities	25%
Strategic Goals	25%
100%